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                                                                    EXHIBIT 99.1

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         This Amendment No. 1 (this "Amendment"), dated as of August 3, 2006, is by and between MRO Software, Inc. (formerly known as Project Software & Development, Inc.), a Massachusetts corporation (the "Company"), and American Stock Transfer & Trust Company, as the successor to BankBoston, N.A. (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of January 27, 1998 (the "Rights Agreement");

         WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meaning given them in the Rights Agreement;

         WHEREAS, the board of directors of the Company has adopted a certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, International Business Machines Corp., a New York corporation ("IBM"), and Kennesaw Acquisition Corporation, a Massachusetts corporation wholly owned by IBM ("IBM Merger Sub") (IBM and IBM Merger Sub are collectively referred to herein as the "Other Parties") at a meeting of the board of directors of the Company held on August 3, 2006 (the "Meeting"), pursuant to which IBM Merger Sub will be merged with and into the Company (the "Merger");

         WHEREAS, upon the effectiveness of the Merger, the Other Parties collectively will acquire more than 15% of the outstanding shares of the Company's Common Stock, $.01 par value per share (the "Company's Common Stock");

         WHEREAS, the acquisition of more than 15% of the outstanding shares of the Company's Common Stock would result in the acquiring entity or entities being deemed to be an "Acquiring Person" under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement;

         WHEREAS, at the Meeting the board of directors of the Company determined that it is in the best interest of the Company to amend the Rights Agreement prior to the Company entering into the Merger Agreement so that (i) the Other Parties will not thereby become Acquiring Persons under the Rights Agreement, (ii) neither a Distribution Date nor a Stock Acquisition Date will thereby occur, and (iii) the Expiration Date of the Agreement will be immediately prior to the Effective Time, as defined in the Merger Agreement;

         WHEREAS, pursuant to Section 26 of the Rights Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Rights Agreement as set forth below.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1.       Section 1(a) of the Rights Agreement (definition of "Acquiring
Person") is hereby amended by addition thereto of the following final sentence:

                  Notwithstanding anything in this Agreement to the contrary, the term "Acquiring Person" shall not include either International Business Machines Corp., a New York corporation ("IBM"), or Kennesaw Acquisition Sub, Inc., a Massachusetts corporation wholly owned by IBM ("IBM Merger Sub"), or any other subsidiary of IBM (IBM, IBM Merger Sub, and any other subsidiary of IBM are collectively referred to herein as the "Other Parties"), solely by reason of the execution, delivery or performance of the Agreement and Plan of Merger authorized and approved by the Board of Directors of the Company at the meeting of the Board of Directors held on August 3, 2006, as it may be amended from time to time (the "Merger Agreement"), the consummation of the Merger (as defined in the Merger Agreement) or the other transactions contemplated by the Merger Agreement or compliance with the terms of the Merger Agreement, including proxies or agreements to vote Common Shares of the Company granted by the Company or any stockholder of the Company to the Other Parties in connection with the Merger Agreement.

         2. Section 1(u) of the Rights Agreement (definition of "Final Expiration Date") is hereby deleted and replace in its entirety with the following:

                  (u) "Final Expiration Date" shall mean the earlier of (i) Close of Business on January 27, 2008, and (ii) immediately prior to the Effective Time (as defined in the Merger Agreement).

         3. Section 1(kk) of the Rights Agreement (definition of "Stock Acquisition Date") is hereby amended to add the following sentence at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not occur solely by reason of the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or compliance with the terms of the Merger Agreement, including proxies or agreements to vote Common Shares of the Company granted by the Company or any stockholder of the Company to the Other Parties in connection with the Merger Agreement.

         4. Section 3(b) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur solely by reason of the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or compliance with the terms of the Merger Agreement, including proxies or agreements to vote Common Shares of


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                  the Company granted by the Company or any stockholder of the
                  Company to the Other Parties in connection with the Merger Agreement.

         5. Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, no Right shall become exercisable in accordance with this Agreement solely by reason of the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or compliance with the terms of the Merger Agreement, including proxies or agreements to vote Common Shares of the Company granted by the Company or any stockholder of the Company to the Other Parties in connection with the Merger Agreement.

         6. Section 21 of the Rights Agreement is hereby amended to delete the phrase "at least $100,000,000" stated therein and replace it with the phrase "at least $25,000,000".

         7. Except as specifically amended by this Amendment, the Rights Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

                              MRO SOFTWARE, INC.


                              By:  /s/ Norman E. Drapeau, Jr.
                                   --------------------------------------------
                                   Name:  Norman E. Drapeau, Jr.
                                   Title: President and Chief Executive Officer

                              American Stock Transfer & Trust Company

                              By:  /s/  Herbert J. Lemmer
                                   --------------------------------------------
                                   Name:  Herbert J. Lemmer
                                   Title: Vice President


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